UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

Medtronic, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota	1-7707	41-0793183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota	55432
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (763) 514-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Pursuant to indentures, dated September 11, 2001, and January 24, 2005, between Medtronic, Inc. (the “Company”) and Wells Fargo Bank National Association, as trustee (the “Trustee”), on July 28, 2011, the Company gave notice to the Trustee, and the Trustee delivered a notice of redemption to the holders of its 1.25% contingent convertible debentures due 2021 (the “Debentures”), that the Company has elected to redeem, on September 15, 2011 (the “Redemption Date”), for cash, at a price equal to 100% of the principal amount of the Debentures, plus interest accrued and unpaid to, but excluding, the Redemption Date. Holders of the Debentures may surrender the Debentures for conversion into shares of the Company’s common stock or cash, as applicable, at any time before the close of business on September 13, 2011, which is two business days prior to the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.

	By	/s/ Gary L. Ellis
Date: July 29, 2011		Gary L. Ellis
Senior Vice President and Chief Financial Officer